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                                    FORM OF

                          SUPPLEMENTAL TRUST INDENTURE

                                      FROM

                                      ----

                                  OKLAHOMA GAS
                              AND ELECTRIC COMPANY

                                       TO

                         BOATMEN'S FIRST NATIONAL BANK

                                  OF OKLAHOMA

                                    TRUSTEE

                                   ---------

                            DATED

                                   ---------

                        SUPPLEMENTAL TO TRUST INDENTURE

                             DATED FEBRUARY 1, 1945

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
                               TABLE OF CONTENTS

                                 --------------

                                                                            PAGE
Parties...................................................................     1
Recitals..................................................................     1
Form of Bond of Series due                   .............................     2
Form of Trustee's Certificate.............................................     5
Further Recitals..........................................................     5

                               ARTICLE I.
              SPECIFIC SUBJECTION OF PROPERTY TO THE LIEN
                       OF THE ORIGINAL INDENTURE

SECTION 1.01 --       Grant   of  certain   property,  including  personal
                      property to comply with the Uniform Commercial Code,
                      subject  to  permissible   encumbrances  and   other
                      exceptions contained in Original Indenture..........     6

                               ARTICLE II.
     FORM AND EXECUTION OF BONDS OF SERIES DUE

SECTION 2.01 --       Terms of bonds of Series due                   .....     7
SECTION 2.02 --       Redemption   premiums   of  bonds   of   Series  due
                                         .................................     8
SECTION 2.03 --       Interchangeability   of   bonds   of   Series    due
                                         .................................     9
SECTION 2.04 --       Charges for exchange or transfer of bonds...........     9

                              ARTICLE III.
                 APPOINTMENT OF AUTHENTICATING AGENT

SECTION 3.01 --       Appointment  of agent or agents  for bonds of Series
                      due                   ..............................     9
SECTION 3.02 -- (a)   Qualification of agents.............................     9
                (b)   Continuation of agent upon merger or
                      consolidation.......................................     9
                (c)   Termination of successor agent......................     9
                (d)   Compensation of agent...............................    10
SECTION 3.03 --       Form of alternate certificate of authentication.....    10
SECTION 3.04 --       Limit on location and number of agents..............    10

                                       I

                                  ARTICLE IV.
         FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE

                                                                            PAGE
SECTION 4.01 --       Names and addresses of debtor and secured party.....    10
SECTION 4.02 --       Property subject to lien............................    10
SECTION 4.03 --       Maturity dates and principal amounts of  obligations
                      secured.............................................    11
SECTION 4.04 --       Financing  Statement adopted for  all First Mortgage
                      Bonds listed in Section 4.03........................    11
SECTION 4.05 --       Recording data  for  Original  Indenture  and  prior
                      Supplemental Indentures.............................    11
SECTION 4.06 --       Financing  Statement  covers  additional  series  of
                      First Mortgage Bonds................................    12

                               ARTICLE V.
                             MISCELLANEOUS

SECTION 5.01 --       Recitals of fact, except  as stated, are  statements
                      of the Company......................................    12
SECTION 5.02 --       Supplemental  Trust Indenture  to be  construed as a
                      part of the Original Indenture......................    12
SECTION 5.03 -- (a)   Trust Indenture Act to control......................    12
                (b)   Severability of provisions contained in Supplemental
                      Trust Indenture and bonds...........................    12
SECTION 5.04 --       Word "Indenture"  as  used herein  includes  in  its
                      meaning  the Original  Indenture and  all indentures
                      supplemental thereto................................    12
SECTION 5.05 --       References to  either  party in  Supplemental  Trust
                      Indenture include successors or assigns.............    12
SECTION 5.06 -- (a)   Provision for execution in counterparts.............    12
                (b)   Table   of  Contents  and  descriptive  headings  of
                      Articles not to affect meaning......................    12
SCHEDULE A................................................................   A-1

                                       II

    SUPPLEMENTAL  TRUST INDENTURE, made as of the        day of               by
and between OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation duly organized under the laws of the Territory of Oklahoma and existing under and by virtue of the laws of the State of Oklahoma, having its principal office in the City of Oklahoma City, in said State of Oklahoma (hereinafter sometimes called the "Company"), the party of the first part, and Boatmen's First National Bank of Oklahoma, a national banking association duly organized and existing under the National Banking Laws of the United States of America, having its principal office in the City of Oklahoma City, in the State of Oklahoma, as Trustee, party of the second part:

                                  WITNESSETH:

    WHEREAS, the Company has heretofore executed and delivered its Trust Indenture (hereinafter referred to as the "Original Indenture"), made as of February 1, 1945, whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the trustee under said indenture and to its respective successors in trust (herein the "Trustee"), all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the Original Indenture, to be held by said Trustee and its respective successors in trust in accordance with the provisions of the Original Indenture for the equal pro rata benefit and security of all and each of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

    WHEREAS, The First National Bank and Trust Company of Oklahoma City was formerly the Trustee under the Original Indenture as supplemented; and

    WHEREAS, pursuant to Article XVI of the Original Indenture, Boatmen's First National Bank of Oklahoma has succeeded The First National Bank and Trust
Company of Oklahoma City as Trustee under the Original Indenture, as supplemented; and

    WHEREAS, Section 2.01 of the Original Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

    WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture, bonds of a series designated "First Mortgage Bonds, Series due February 1, 1975," bearing interest at the rate of 2 3/4% per annum, which were paid at maturity and are no longer outstanding; and

    WHEREAS, the Company has heretofore executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the Original Indenture and of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Original Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

               DATE OF
     SUPPLEMENTAL TRUST INDENTURE                       DESIGNATION OF SERIES
--------------------------------------  ------------------------------------------------------
December 1, 1948......................  Series due December 1, 1978 (redeemed)
June 1, 1949..........................  Series due June 1, 1979 (paid at maturity)
May 1, 1950...........................  Series due May 1, 1980 (paid at maturity)
March 1, 1952.........................  Series due March 1, 1982 (paid at maturity)
June 1, 1955..........................  Series due June 1, 1985 (paid at maturity)
January 1, 1957.......................  Series due January 1, 1987 (paid at maturity)
June 1, 1958..........................  Series due June 1, 1988 (paid at maturity)
March 1, 1963.........................  Series due March 1, 1993 (paid at maturity)
March 1, 1965.........................  Series due March 1, 1995 (paid at maturity)
January 1, 1967.......................  Series due January 1, 1997
January 1, 1968.......................  Series due January 1, 1998
January 1, 1969.......................  Series due January 1, 1999
January 1, 1970.......................  Series due January 1, 2000
January 1, 1972.......................  Series due January 1, 2002
January 1, 1974.......................  Series due January 1, 2004
January 1, 1975.......................  Series due January 1, 2005
January 1, 1976.......................  Series due January 1, 2006
January 1, 1977.......................  Series due January 1, 2007
November 1, 1977......................  Series due November 1, 2007
December 1, 1977......................  Pollution Control Series A (redeemed)
February 1, 1980......................  Series due February 5, 2000 (redeemed)
April 15, 1982........................  Pollution Control Series B (redeemed)
August 15, 1986.......................  Series due August 15, 2016
March 1, 1987.........................  Pollution Control Series C
November 15, 1990.....................  Series due December 1, 2020; and

    WHEREAS, the Company has heretofore executed and delivered to the Trustee a Supplemental Trust Indenture, dated September 14, 1976, setting forth duly adopted modifications and alterations to the Original Indenture and all Supplemental Trust Indentures thereto; and

    WHEREAS, the Company is desirous of providing for the issuance under the Indenture of a new series of bonds designated "First Mortgage Bonds, Series due
                  ," the bonds of said series to be issued as registered bonds without coupons of the denominations of $1,000, and any multiple, or multiples of $1,000 that the Company may execute and deliver, and the bonds of said series are to be substantially in the form and of the tenor following (with the redemption prices inserted therein in conformity with the provisions of Section
2.02 hereof), to-wit:

                (Form of Bond of Series due                   )
                       OKLAHOMA GAS AND ELECTRIC COMPANY
                   (Incorporated under the laws of Oklahoma)
                              First Mortgage Bonds
                         Series due

No.                                                                   $

    OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation organized under the laws of the Territory of Oklahoma and existing under and by virtue of the laws of the State of Oklahoma (hereinafter called the Company), for value received, hereby
promises to pay to             or registered assigns, at the office of Boatmen's
First National Bank of Oklahoma, at Oklahoma City, Oklahoma, or, at the option of the registered holder, at the agency of the Company in Chicago, Illinois, or at the agency of the

Company  in the  Borough of Manhattan,  City and State  of New York,  the sum of
            Dollars in lawful  money of  the United  States of  America, on  the
       day of               , and to pay interest hereon from the date hereof at
the rate of        per cent per annum, in like money, until the principal hereof becomes due and payable, said interest being payable at the option of the person entitled to such interest either at the office of Boatmen's First National Bank of Oklahoma, at Oklahoma City, Oklahoma, or at the agency of the Company in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan,
City and State of New  York, on the     day of            and on the     day  of
         in each year; provided that, as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any
or          will be paid to the person in whose name this bond was registered at
the close of  business on the  record date  (the                  prior to  such
            or the             prior to such             unless any such date is
not a business day, in which event it will be the next preceding business day).

    This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated February 1, 1945, and Supplemental Trust Indentures thereto, dated December 1, 1948, June 1, 1949, May 1, 1950, March 1, 1952, June 1, 1955, January 1, 1957,
June  1, 1958, March 1,  1963, March 1, 1965, January  1, 1967, January 1, 1968,
January 1, 1969, January 1, 1970, January 1, 1972, January 1, 1974, January 1, 1975, January 1, 1976, September 14, 1976, January 1, 1977, November 1, 1977,
December 1, 1977, February 1,  1980, April 15, 1982,  August 15, 1986, March  1,
1987,  November 15, 1990, December 9,  1991 and                    (all of which
instruments are herein collectively called the Indenture), between the Company and Boatmen's First National Bank of Oklahoma (herein called the Trustee), as successor trustee to The First National Bank and Trust Company of Oklahoma City, to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

    With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and/or of the holders of the bonds, and/or the terms and provisions of the Indenture and/or of any instruments supplemental thereto, may be modified or altered by affirmative vote of the holders of at least 70% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture, without the consent of the holder hereof.

    The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.

    At the option of the Company, and upon not less than 30 days' previous notice in the manner and with the effect provided in the Indenture, any or all
of the bonds of this Series due                  may be redeemed, other than for
the Sinking Fund provided for bonds of that series, by the Company on any date by the payment of principal, the accrued interest to the date of redemption and the applicable premium on the principal amount specified in the tabulation below under the heading

"Regular Redemption Premium," provided, however, that  prior to
    , none of the bonds of the Series due                  is redeemable (except
through the Sinking Fund); and this bond is entitled to the benefits of and subject to call for redemption for the Sinking Fund on February 1 of each year
beginning  in       , upon  like notice  and in the  manner and  with the effect provided in the Indenture, by the payment of principal and the accrued interest to the date of redemption:

      If Redeemed During         Regular
       the Twelve Month         Redemption
       Period Beginning          Premium

--------------------------------------------------------------------------------

    (REDEMPTION PREMIUMS ARE TO BE INSERTED IN EACH BOND IN CONFORMITY WITH
               SECTION 2.02 OF THIS SUPPLEMENTAL TRUST INDENTURE)

    This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duty authorized attorney, at the office of the Trustee at Oklahoma City, Oklahoma, or at the option of the owner at the agency of the Company in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

    Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

    No charge shall be made by the Company for any exchange or transfer of bonds
of  the Series due                  , other than for taxes or other governmental
charges, if any, that may be imposed in relation thereto.

    No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute, or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

    This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of Boatmen's First National Bank of Oklahoma, as Trustee under the Indenture, or its successor thereunder.

    IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY has caused this instrument to be signed in its name by its President or a Vice President or with the facsimile signature of its President, and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary or with the facsimile signature of its Secretary.

Dated:
                               OKLAHOMA GAS AND ELECTRIC COMPANY,

                                     By ----------------------------------------
ATTEST:                                            PRESIDENT

-----------------------------
          SECRETARY

                        (Form of Trustee's Certificate)

    This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                               BOATMEN'S FIRST NATIONAL BANK OF
                               OKLAHOMA

                                  By ----------------------------------------
                                             AUTHORIZED SIGNATURE

and

    WHEREAS, the Company is desirous of assigning, conveying, mortgaging, pledging, transferring and setting over unto the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated November 15, 1990, and

    WHEREAS, Sections 4.01 and 20.03 of the Original Indenture provide in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Original Indenture and of assigning, conveying, mortgaging, pledging and transferring unto the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Original Indenture; and

    WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company;

    Now, THEREFORE, THIS INDENTURE WITNESSETH:

    Oklahoma Gas and Electric Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with Boatmen's First National Bank of Oklahoma, as Trustee, and its successors in the trust under the Indenture for the benefit of those who hold or shall hold the bonds and coupons, or any of them, issued or to be issued thereunder, as follows:

                                   ARTICLE I.

                       SPECIFIC SUBJECTION OF PROPERTY TO

                       THE LIEN OF THE ORIGINAL INDENTURE

    SECTION 1.01. The Company in order to better secure the payment, both of the principal and interest, of all bonds of the Company at any time outstanding under the Indenture, according to their tenor and effect, and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Boatmen's First National Bank of Oklahoma, as Trustee and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in a schedule hereto annexed and marked Schedule A, reference to said schedule being hereby made with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof;

    Also, in order to subject the personal property and chattels of the Company to the lien of the Indenture and to conform with the provisions of the Uniform Commercial Code of the State of Arkansas, all power houses, substations, electric generating plants, including buildings and other structures, transmission and distribution systems, generating apparatus, machinery, engines, boilers, tanks, dynamos, electric machines, regulators, meters, transformers, generators, motors, conduits, cables, wires, poles, crossarms, insulators, switches, capacitors, arrestors, and electrical and mechanical appliances and apparatus; office, shop, garage and other general buildings and structures, furniture and fixtures; and all municipal and other franchises and all leaseholds, licenses, permits, and privileges; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Original Indenture; and

    All the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof;

    Excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be from time to time assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any oil, gas and other minerals under or on lands owned by the Company; (6) any stock of goods, wares and merchandise, equipment, and supplies acquired for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (7) the properties described in Schedule B annexed to the Original Indenture.

    To have and to hold all property, real, personal and mixed, mortgaged, pledged or conveyed by the Company, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in Section 1.09 of the Original Indenture and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

                                  ARTICLE II.

          FORM AND EXECUTION OF BONDS OF SERIES DUE

    SECTION  2.01.  There is  hereby created for issuance  under the Indenture a
series of bonds designated Series due                     , each of which  shall
bear  the descriptive title "First Mortgage Bond, Series due                   "
and the form thereof shall contain suitable provisions with respect to the matters hereafter specified in this Section. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said
series  shall mature                   , and shall be issued as registered bonds
without coupons in denominations of $1,000, and any multiple of $1,000. The bonds of said series shall bear interest at the rate of % per annum payable
semi-annually on              and               of each year, and the  principal
shall be payable at the office of the Trustee at Oklahoma City, Oklahoma, or at the option of the registered holder at the agency of the Company in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, in lawful money of the United States of America, and the interest shall be payable in like money at the option of the person entitled to such interest either at said office of the Trustee at Oklahoma City, Oklahoma, or at the agency of the Company in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York. Bonds of the
Series  due                  shall be dated as of the interest payment date next
preceding the authentication thereof by the Trustee except that (i) if any  bond
shall  be authenticated before                        , it shall  be dated as of
                 unless (iii) below is applicable, (ii) if the Company shall  at
the  time of the authentication of a bond of the Series due                   be
in default  in  the  payment of  interest  upon  the bonds  of  the  Series  due
                 , such bonds shall be dated as of the date of the beginning of the period for which such interest is so in default, and (iii) as long as there is no existing default in the payment of interest on the bonds of the Series due
                 ,  if any bond of  the Series due                      shall be
authenticated after the close of business on any Record Date but on or prior to the interest payment date relating to such Record Date, it shall be dated as of such interest payment date.

    As long as there is  no existing default in the  payment of interest on  the
bonds  of the Series due                  , the person in whose name any bond of
the Series due                    is registered at the close of business on  any
Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any
transfer  or exchange of such bond of the Series due                  subsequent
to the Record Date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid
to  the person in whose name  such bond of the Series due                     is
registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be
given to the registered holder of any bond of the Series due                   ,
not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any
securities exchange on which the bonds of the Series due                  may be
listed, and upon such notice as may be required by such exchange.

    The  term "Record Date" as used herein  with respect to any interest payment
date (             or              )  shall mean the              prior to  such
            or              prior to such             unless such             or
            shall not be a business day, in which event Record Date shall mean the next preceding business day. The term "business day" as used herein shall mean any day other than a Saturday or a Sunday or a day on which the offices of the Trustee in the City of Oklahoma City, Oklahoma, are closed pursuant to authorization of law.

    As used in this Section 2.01, the term "default in the payment of  interest"
means   failure  to  pay  interest  on  the  applicable  interest  payment  date disregarding any period of grace permitted by the Indenture.

    The "Special Record Date" as used herein shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each bond of the Series due
                 , and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this Section 2.01. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of the bonds of the Series
due                   , at  his address as it appears in the bond register,  not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the persons
in whose names the bonds of the Series due                  , are registered  on
such Special Record Date and shall not be payable pursuant to the paragraph immediately following in this Section 2.01.

    The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on
which the bonds of the Series due                  may be listed, and upon  such
notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Section 2.01, such payment shall be deemed practicable by the Trustee.

    SECTION  2.02.  The bonds  of the Series due                      , shall be
redeemable, other than for the Sinking Fund for bonds of that series provided for in Article XII of the Original Indenture, at the option of the Company as a whole or in part on any date upon not less than 30 days' previous notice to be given in the manner and with the effect provided in Section 10.02 and Section
20.19 of the Original Indenture (as modified by the Supplemental Indenture dated December 9, 1991) at the principal amount thereof and accrued interest thereon to the date of redemption, and the applicable premium on the principal amount specified in the tabulation below under the heading "Regular Redemption
Premium,"  provided, however, that prior to                  , none of the bonds
of the Series due                     is redeemable (except through the  Sinking
Fund); and the bonds of the Series due                  shall be subject to call
for  redemption for  the Sinking Fund  on February  1 of each  year beginning in
    , upon not less than 30 days' previous notice to be given in the manner and with the effect provided in Article XII of the Original Indenture and in Section
10.02 of the Original Indenture at the principal amount thereof and accrued interest thereon to the date of redemption:

        IF REDEEMED                                   IF REDEEMED
     DURING THE TWELVE           REGULAR           DURING THE TWELVE           REGULAR            IF REDEEMED            REGULAR
       MONTH PERIOD            REDEMPTION            MONTH PERIOD            REDEMPTION              ON OR             REDEMPTION
         BEGINNING               PREMIUM               BEGINNING               PREMIUM               AFTER               PREMIUM
---------------------------  ---------------  ---------------------------  ---------------  -----------------------  ---------------

The  redemption prices  of the bonds  of the  Series due             need not be
specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provisions of this Section.

    SECTION 2.03. The registered holder of any bond or bonds of the Series due at his option may surrender the same at the office of the Trustee at
Oklahoma City, Oklahoma, or at the agency of the Company in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section
2.09 of the Original Indenture. Thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds without coupons to such registered holder at its office or at any other place specified as aforesaid.

    SECTION  2.04.  No charge  shall be made by the  Company for any exchange or
transfer of bonds of the  Series due           , other  than for taxes or  other
governmental charges, if any, that may be imposed in relation thereto.

                                  ARTICLE III.

                      APPOINTMENT OF AUTHENTICATING AGENT

    SECTION 3.01. The Trustee shall, if requested in writing so to do by the Company, promptly appoint an agent or agents of the Trustee who shall have
authority  to authenticate bonds of the  Series due           in the name and on
behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a resolution of the Board of Directors (or an authorized committee of the Board of Directors) of the Trustee delivered to the Company prior to the effectiveness of such appointment.

    SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and shall at all times be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000, and is subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    (b) Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

    (c) Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company, and shall publish notice of such appointment at least once in a daily newspaper printed in the English language and of general circulation in the city and state wherein the principal place of business of such successor authenticating agent is located. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties, and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

    (d) The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed by the Company for such payments.

    SECTION 3.03. If an appointment is made pursuant to this Article III, the bonds of the Series due December 1, 2020 shall have endorsed thereon, in addition the Trustee's Certificate, an alternate Trustee's Certificate in the following form:

    This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                                          BOATMEN'S FIRST NATIONAL BANK OF
                                          OKLAHOMA

                                                                     AS TRUSTEE,

                                          By
                                                           AUTHENTICATING AGENT,

                                          By
                                                           AUTHORIZED SIGNATURE.

    SECTION 3.04. No provision in this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

                                  ARTICLE IV.

         FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE

    SECTION 4.01. The name and address of the debtor and secured party are set forth below:

        Debtor: Oklahoma Gas and Electric Company
                101 North Robinson
                Oklahoma City, Oklahoma 73101-3405

        Secured Party: Boatmen's First National Bank
                       of Oklahoma, Trustee
                       120 North Robinson Avenue
                       Oklahoma City, Oklahoma 73125

    SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section at length.

    SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Original Indenture and Supplemental Indentures, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

                     FIRST MORTGAGE BONDS                         PRINCIPAL AMOUNT
---------------------------------------------------------------  -------------------
Series due January 1, 1997.....................................   $      15,000,000
Series due January 1, 1998.....................................   $      25,000,000
Series due January 1, 1999.....................................   $      12,500,000
Series due January 1, 2000.....................................   $      30,000,000
Series due January 1, 2002.....................................   $      40,000,000
Series due January 1, 2004.....................................   $      75,000,000
Series due January 1, 2005.....................................   $      60,000,000
Series due January 1, 2006.....................................   $      55,000,000
Series due January 1, 2007.....................................   $      75,000,000
Series due November 1, 2007....................................   $      35,000,000
Series due August 15, 2016.....................................   $     100,000,000
Pollution Control Series C.....................................   $      56,000,000
Series due December 1, 2020....................................   $      75,000,000

    SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the series mentioned above secured by the Indenture.

    SECTION 4.05. The Original Indenture and the Supplemental Indentures as set forth below were filed and recorded in each and every County in the States of Oklahoma and Arkansas in which the Company has property:

Original Indenture                             Supplemental Indenture
  Dated February 1, 1945                         Dated March 1, 1952

Supplemental Indenture                         Supplemental Indenture
  Dated December 1, 1948                         Dated June 1, 1955

Supplemental Indenture                         Supplemental Indenture
  Dated June 1, 1949                             Dated January 1, 1957

Supplemental Indenture                         Supplemental Indenture
  Dated May 1, 1950                              Dated June 1, 1958

                         Supplemental Indenture
                          Dated March 1, 1963.

The Supplemental Indenture dated March 1, 1965, the Supplemental Indenture dated January 1, 1967, the Supplemental Indenture dated January 1, 1968, the Supplemental Indenture dated January 1, 1969, the Supplemental Indenture dated January 1, 1970, the Supplemental Indenture dated January 1, 1972, the Supplemental Indenture dated January 1, 1974, the Supplemental Indenture dated January 1, 1975, the Supplemental Indenture dated January 1, 1976, the Supplemental Indenture dated September 14, 1976, the Supplemental Indenture dated January 1, 1977, the Supplemental Indenture dated November 1, 1977, the Supplemental Indenture dated December 1, 1977, the Supplemental Indenture dated February 1, 1980, the Supplemental Indenture dated April 15, 1982, the Supplemental Indenture dated August 15, 1986, the Supplemental Indenture dated March 1, 1987, the Supplemental Indenture dated November 15, 1990 and the Supplemental Indenture dated December 9, 1991, respectively, were each filed as a Public Service Mortgage and recorded as a Real Estate Mortgage with the Secretary of State of the State of Oklahoma at Oklahoma City and were each filed and recorded in each and every county in the State of Arkansas in which the Company has property and were filed with the Secretary of State of the State of Arkansas.

    SECTION 4.06. The property covered by this Financing Statement shall also secure additional series of First Mortgage Bonds of the debtor which may be issued from time to time in the future in accordance with the provisions of the Indenture.

                                   ARTICLE V.

                                 MISCELLANEOUS

    SECTION 5.01. The recitals of fact herein and in the bonds (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture and the Trustee shall incur no responsibility in respect of such matters.

    SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

    SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

    (b) In case of any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

    SECTION 5.04. Wherever in this Supplemental Trust Indenture the word "Indenture" is used without either prefix, "Original" or "Supplemental," such word was used intentionally to include in its meaning both the Original Indenture and all indentures supplemental thereto.

    SECTION 5.05. Whenever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 5.06. (a) This Supplemental Trust Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and Boatmen's First National Bank of Oklahoma, a national banking association duly organized under the National Banking Laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by its Cashier or an
Assistant  Cashier, for and in its behalf, all done  this     day of           ,
A.D.      .

                                          OKLAHOMA GAS AND ELECTRIC COMPANY

                                              BY                 , VICE
                                              PRESIDENT.
(CORPORATE SEAL)
ATTEST:

IRMA B. ELLIOTT, SECRETARY.

Executed by Oklahoma Gas and
Electric Company in presence of:

            , WITNESSES.
                                          BOATMEN'S FIRST NATIONAL BANK OF
                                          OKLAHOMA

                                              BY                 , VICE
                                              PRESIDENT.
(CORPORATE SEAL)
ATTEST:

            , ASSISTANT CASHIER.

Executed by Boatmen's First National Bank of
Oklahoma in presence of:

            , WITNESSES.

STATE OF OKLAHOMA.
                       SS:

COUNTY OF OKLAHOMA.

    Before me, a Notary Public in and for said County and State, on this     day
of               , personally appeared                         , to me known  to
be the identical person who subscribed the name of Oklahoma Gas and Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                          , NOTARY PUBLIC.

(NOTARIAL SEAL)
My Commission Expires:

STATE OF OKLAHOMA.
                       SS:

COUNTY OF OKLAHOMA.

    Before me, a Notary Public in and for said County and State, on this     day
of                  ,  personally appeared              , to me  known to be the
identical person who subscribed the name of Boatmen's First National Bank of Oklahoma, one of the makers thereof, to the foregoing instrument as its Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such national banking association for the uses and purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                          , NOTARY PUBLIC.

(NOTARIAL SEAL)
My Commission Expires: